THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "*1933 ACT*"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

PREFERRED STOCK PURCHASE WARRANT

Warrant No.__________

Number of Shares: 229,555
Series B Preferred Stock

EYETEL IMAGING, INC.

Effective as of February 8, 2006

Void after February 8, 2014

1. **Issuance**. This Preferred Stock Purchase Warrant (the "*Warrant*") is issued to **LIGHTHOUSE CAPITAL PARTNERS V, L.P.** ("*Lighthouse*") by **EYETEL IMAGING, INC.**, a Delaware corporation (hereinafter with its successors called the "*Company*").

2. **Purchase Price; Number of Shares.** The registered holder of this Warrant (the "*Holder*"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $1.394 (the "*Purchase Price*"), 229,555 fully paid and nonassessable shares of the Company's Series B Preferred Stock, $0.001 par value (the "*Preferred Stock*").

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3. **Payment of Purchase Price**. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company for cancellation of any promissory notes or other obligations issued by the Company to the Holder under that certain Loan and Security Agreement No. 5021 dated as of February 8, 2006 by and between the Company and Lighthouse (the "*Loan Agreement*"), with all such notes and obligations so surrendered for cancellation being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

4. **Net Issue Election.** The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

$$X = \frac{Y(A-B)}{A}$$

where: X = the number of shares of Preferred Stock to be issued to the Holder pursuant to this **Section 4.**

Y = the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this **Section 4.**

A = the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this **Section 4.**

B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this **Section 4.**

"*Fair Market Value*" of a share of Preferred Stock (or fully paid and nonassessable shares of the Company's common stock, $0.001 par value (the "*Common Stock*") if the Preferred Stock has been automatically converted into Common Stock) as of the date that the net issue election is made (the "*Determination Date*") shall mean:

(i) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a "*Public Offering*"), and if the Company's Registration Statement relating to such Public Offering ("*Registration Statement*") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

(ii) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

(a) If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

(b) If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

(c) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company's Board of Directors.

5. **Partial Exercise.** This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6. **Fractional Shares.** In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in

this **Section 6**, be entitled to receive a fractional share of Preferred Stock, then the Company shall issue the next higher number of full shares of Preferred Stock, issuing a full share with respect to such fractional share.

7. **Expiration Date; Automatic Exercise.** This Warrant shall expire at the close of business on (i) February 8, 2014 or (ii) two (2) years after the effective date of a Public Offering on the NASDAQ or another stock exchange in the United States, and shall be void thereafter (the "*Expiration Date*"). Notwithstanding the term of this Warrant fixed pursuant to this **Section 7**, and provided Holder has received advance written notice of at least twenty (20) days and has not earlier exercised this Warrant, and provided this Warrant has not been assumed by the successor entity (or parent thereof), upon the consummation of a Merger (as defined below), this Warrant shall automatically be exercised pursuant to **Section 4** hereof, without any action by Holder. "*Merger*" means: (i) a sale of all or substantially all of the Company's assets to an Unaffiliated Entity (as defined below), or (ii) the merger, consolidation or acquisition of the Company with, into or by an Unaffiliated Entity (other than a merger or consolidation for the principle purpose of changing the domicile of the Company or a bona fide round of preferred stock equity financing), that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company. "*Unaffiliated Entity*" means any entity that is owned or controlled by parties who own less than twenty percent (20%) of the combined voting power of the voting securities of the Company immediately prior to such merger, consolidation or acquisition. Notwithstanding the foregoing, in the event that any outstanding warrants to purchase equity securities of the Company are assumed by the successor entity of a Merger (or parent thereof), this Warrant shall also be similarly assumed. The Company agrees to promptly give the Holder written notice of any proposed Merger and written notice of termination of any proposed Merger. Notwithstanding anything to the contrary in this Warrant, the Holder may rescind any exercise of its purchase rights after a notice of termination of the proposed Merger if the exercise of this Warrant occurred after the Merger was proposed, *provided, however* that such rescission right must be exercised within thirty (30) days of receipt of such written notice of termination of the proposed Merger. In the event of such rescission, this Warrant will continue to be exercisable on the same terms and conditions.

8. **Reserved Shares; Valid Issuance.** The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9. **Stock Splits and Dividends.** If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10. **Adjustments for Diluting Issuances.** The other antidilution rights applicable to the Preferred Stock and the Common Stock of the Company are set forth in the Company's Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on June 27, 2005,as amended from time to time (the "*Articles*"), a true and complete copy in its current form which is attached hereto as ***Exhibit A***. Such rights shall not be restated, amended or modified in any manner which affects the shares of Preferred Stock subject to this Warrant differently than the shares of Preferred Stock then outstanding without such Holder's prior written consent. The Company shall promptly provide the Holder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.

11. **Mergers and Reclassifications.** Without limiting Section 7 hereof, if after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total

price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this **Section 11**, the term "*Reorganization*" shall mean the Preferred Stock or the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, recapitalization, capital reorganization otherwise (other than as a result of a subdivision, combination or stock dividend provided for in **Section 9** hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification, recapitalization, capital reorganization or change of the outstanding Preferred Stock into the same or a different number of shares of any class or classes of stock.

12. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13. Notices of Record Date, Etc. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least ten (10) business days prior to the date specified in such notice on which any such action is to be taken.

14. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b) The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Articles or the Company's by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or

instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

(d) As long as Lighthouse holds this Warrant, the Company shall deliver to Lighthouse (i) as soon as prepared, and no later than 30 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering the Company's operations during such period; (ii) as soon as prepared, but no later than 150 days after the end of the fiscal year, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present the Company's financial condition by an independent public accounting firm reasonably acceptable to Lighthouse; (iii) immediately upon notice thereof, a report of any legal or administrative action pending or threatened against the Company which is likely to result in liability to the Company in excess of $50,000; and (iv) such other financial information as Lighthouse may reasonably request from time to time.

(e) As of the date hereof, the authorized capital stock of the Company consists of (i) 19,800,000 shares of Common Stock, of which 728,215 shares are issued and outstanding and 229,555 shares are reserved for issuance upon the exercise of this Warrant with respect to Common Stock and the conversion of the Preferred Stock into Common Stock if this Warrant is exercised with respect to Preferred Stock, and (ii) 15,000,000 shares of Series B Preferred Stock, of which 13,704,875 are issued and outstanding shares. Attached hereto as ***Exhibit B*** is a capitalization table summarizing the capitalization of the Company as of the date hereof. Upon the request of Holder, not more than once per calendar quarter, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock.

15. **Registration Rights.** Lighthouse became an "Investor" under and party to the Company's Amended and Restated Investor Rights Agreement dated as of January 14, 2004 (the "*Investor Rights Agreement*"), pursuant to that certain Amendment No. 1 to Amended and Restated Investor Rights Agreement of even date herewith.

16. **Amendment.** The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

17. **Representations and Covenants of the Holder.** This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a) **Investment Purpose.** The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) **Accredited Investor.** Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D promulgated under the 1933 Act.

(c) **Private Issue.** The Holder understands (i) that the Preferred Stock issuable upon exercise of the Holder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this **Section 17**.

(d) **Financial Risk.** The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

(e) **Rule 144.** The Holder is aware that neither this Warrant, the Preferred Stock nor the Common Stock issuable upon conversion of the Preferred Stock may be sold pursuant to Rule 144 adopted under the 1933 Act unless certain conditions are met, including, among other things, the existence of a public market for such shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

18. **Notices, Transfers, Etc.**

(a) Any notice or written communication required or permitted to be given to the Holder may be given by hand delivery, mailed postage prepaid by registered or certified mail or by facsimile transmission to the Holder at 500 Drakes Landing Road, Greenbrae, California 94904, Attention: Contracts Administration, FAX: (415) 925-3387 or such other address as is provided by the Holder to the Company in writing and each such notice, request consent and other communication shall for purposes of this Warrant shall be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

(b) Subject to compliance with applicable federal and state securities laws to the reasonable satisfaction of the Company, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, and together with an investment representation letter reasonably satisfactory to the Company signed by the assignee, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder and together with an investment representation letter reasonably satisfactory to the Company signed by the assignee, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant together with an agreement of indemnity by the Holder reasonably satisfactory to the Company.

(d) The Holder understands and agrees that all stock certificates to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

19. **No Impairment.** The Company will not, by amendment of the Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Warrant.

20. **Governing Law**. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its principles regarding conflicts of laws.

21. **Successors and Assigns**. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

22. **Business Days**. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

23. **Qualifying Public Offering**. If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Articles in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

24. **Market Stand-Off Agreement**. Holder hereby agrees that if Holder is not an "Investor" under and party to the Investor Rights Agreement, as amended from time to time, Holder shall nonetheless be subject to the "Selling Holder Lockups" requirements as set forth in Section 5.3 of the Investor Rights Agreement, as amended from time to time, as though Holder were an "Investor" under and party to the Investor Rights Agreement, as amended from time to time. The underwriters referred to in Section 5.3 of the Investor Rights Agreement, as amended from time to time, are the intended third-party beneficiaries of this Section 24 and may enforce the provisions hereof as though a party hereto.

25. **No Stockholder Rights**. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

26. **Stockholders Agreement**. Pursuant to Section 8.12 of that certain Amended and Restated Stockholders Agreement dated as of January 14, 2004 by and among the Company and the Investors and Common Stockholders named therein, as amended from time to time (the "*Stockholders Agreement*"), as a condition precedent to the exercise of this Warrant, the Holder shall execute and deliver to the Company a counterpart signature page to the Stockholders Agreement and thereby become a party to and an "Investor" under the Stockholders Agreement with respect to the shares of Preferred Stock or Common Stock issued to the Holder upon exercise of this Warrant.

27. **Acceptance**. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

28. **Value**. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

[signature page follows]

EYETEL IMAGING, INC.

By: Brett S Himes

Name: Brett S. Himes

Title: COO/CFO

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By: Lighthouse Management Partners V, L.L.C.
Its general partner

By: Thomas Conneely

Name: Thomas Conneely

Title: Vice President

Subscription

To:______________________________

Date:______________________________

The undersigned hereby subscribes for ______________ shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

____
Signature

____
Name for Registration

____
Mailing Address

Net Issue Election Notice

To:______________________________ Date:________________

The undersigned hereby elects under **Section 4** to surrender the right to purchase shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

____
Signature

____
Name for Registration

____
Mailing Address

Assignment

For value received ______________________ hereby sells, assigns and transfers unto ____

____

[Please print or typewrite name and address of Assignee]

____

the within Warrant, and does hereby irrevocably constitute and appoint ______________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:______________________

____

Signature

____

Name for Registration

In the Presence of:

____

AMENDMENT NO. 01

Dated January 29, 2007

TO

that certain Preferred Stock Warrant Agreement dated as of February 8, 2006, ("*Warrant*")
by and between **LIGHTHOUSE CAPITAL PARTNERS V, L.P.** ("*Holder*")
and **EYETEL IMAGING, INC.** ("*Company*").

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Warrant.)

Without limiting or amending any other provisions of the Warrant, Holder and Company agree to the following:

a) **Section 2** shall be modified to read as follows:

2. **Purchase Price; Number of Shares**. The registered holder of this Warrant (the "*Holder*"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share equal to $1.394 (the "*Purchase Price*"), 229,555 (the "*Exercise Quantity*") fully paid and nonassessable shares of the Company's Series B Preferred Stock, $0.001 par value (the "*Current Preferred Stock*").

In the event Company's Next Round Financing (as defined below) is at a price per share, assuming conversion of all outstanding securities of Company into common stock, less than the Purchase Price, automatically thereupon, without the need for further action by Company or Holder, (a) the Purchase Price will be reduced to the lowest price per share paid by an investor for a share of Next Round Stock in connection with the Next Round Financing, (b) the Exercise Quantity will be increased to $320,000 *divided by* such revised Purchase Price, and this Warrant will be exercisable for Next Round Stock, rather than Current Preferred Stock. Notwithstanding the automatic nature of such adjustment, Company will within ten business days of the closing of the Company's Next Round Financing provide Holder with a certificate of its Secretary attesting to the adjustment and setting forth the terms of the Next Round Financing, and the change, if any, to the Purchase Price and the Exercise Quantity.

(i) "*Next Round Financing*" means the Company's next bona fide round of preferred stock equity financing resulting in net aggregate proceeds to the Company in an amount equal to or in excess of $5,000,000.00 and in which the notes issued in conjunction with that certain Note and Warrant Purchase Agreement dated December 28, 2006 are converted into Next Round Stock.

(ii) "*Next Round Stock*" means the class or series of the Company's preferred equity securities issued in connection with the Next Round Financing.

(iii) "*Preferred Stock*" means Next Round Stock or Current Preferred Stock, as the case may be.

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

Except as amended hereby, the Warrant remains unmodified and unchanged.

COMPANY:

EYETEL IMAGING, INC.

By: [signature]

Name: KEITH G. FREY

Title: CFO

HOLDER:

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By: **LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C.**, its general partner

By: [signature]

Name: Thomas Conneely

Title: Vice President